Exhibit 77(Q)

Exhibits

(e)(1)    Second Amendment and Amended Schedule A, each dated April 4, 2008 to the Amended Investment Management Agreement dated March 1, 2002 between ING Investments LLC and ING Strategic Portfolios, Inc.

 (e)(2)   Third Amendment dated September 2007 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co. - Filed as an exhibit to Post-Effective Amendment No. 33 to the Registrant’s registration statement on Form N-1a on April 4, 2008 and incorporated herein by reference.

(e)(3)    Fourth Amendment dated April 4, 2008 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co. - Filed as an exhibit to Post-Effective Amendment No. 33 to the Registrant’s registration statement on Form N-1a on April 4, 2008 and incorporated herein by reference.